Mercer Insurance Group, Inc.
 Exhibit 10.11

Van Rensselaer, Ltd.

Investment Management

Non-Discretionary

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made this 1st day of September, 2004 between the undersigned party, Mercer Insurance Group, whose mailing address is P.O. Box  278, Pennington, NJ,  08534
(hereinafter referred to as the "CLIENT");

and

Van Rensselaer, Ltd., a registered Investment Advisor, d/b/a S.E.C. #801-40354 whose mailing address is 4 Cleveland Road West, Princeton, New Jersey 08540 (hereinafter referred to as the "ADVISER").

1. Scope of Engagement

a. The CLIENT hereby appoints the ADVISER as an Investment Adviser to perform the services hereinafter described, on a non-discretionary basis, and the ADVISER accepts such appointment. The ADVISER shall provide CLIENT with recommendations for the investment and reinvestment of those assets of the CLIENT designated by the CLIENT to be subject to the ADVISER's management (the "ASSETS").

b. The CLIENT agrees to provide information and/ or documentation requested by ADVISER in furtherance of this Agreement, as pertains to CLIENT's income, investments, taxes, estate plan, etc. The CLIENT also agrees to discuss with ADVISER his investment objectives, needs and goals, and to keep ADVISER informed of any changes regarding same. The CLIENT acknowledges that ADVISER can not adequately perform its services for the CLIENT unless the CLIENT diligently performs his responsibilities under this Agreement. ADVISER shall not be required to verify any information obtained from the CLIENT, CLIENT's attorney, accountant or other professionals, and is expressly authorized to rely thereon. The CLIENT is free at all times to accept or reject any recommendation from ADVISER, and the CLIENT acknowledges that he has the sole authority with regard to the implementation, acceptance, or rejection of any recommendation or advice from ADVISER;

4 Cleveland Road West, Princeton, NJ 08540

609-466-8500    Fax: 609-466-0046

c. ADVISER's recommendations are based upon its professional judgement. ADVISER can not guarantee the results of any of its recommendations.

d. The CLIENT is free to obtain legal, accounting, and brokerage services from any professional source to implement the recommendations of ADVISER. CLIENT will retain absolute discretion over all investment and implementation decisions. ADVISER shall cooperate with any attorney, accountant, or broker chosen by the CLIENT with regard to implementation of any recommendation.

2. Adviser Compensation

a. The ADVISER's annual fee for investment management services provided under this agreement shall be 0.90%.

This annual fee shall be pro-rated and payable in quarterly installments calculated at 1/4 of the above annual fee. The initial fee will be due in full on the date the Account is accepted by the ADVISER ("opening date"), and will be based on the Account asset value on that date. The period which such payment covers will run from the opening date through the last business day of the current calendar quarter, and the fee will be pro-rated accordingly. Thereafter, the quarterly renewal fee will be based on the Account asset value on the last business day of the previous quarter, and will become due the following business day. If additional cash, securities or other investments are accepted for management in the account during a fee period, the applicable fee, pro-rated for the number of days remaining in the fee period and covering the total value of the accepted Assets, will be calculated by the ADVISER and will become due on the date of such acceptance. No increase in the annual fee shall be effective without prior written notification to the CLIENT.

b. No portion of adviser compensation shall be based on capital gains or capital appreciation of client assets except as provided for under the Investment Advisers Act of 1940.

c. The ADVISER is authorized to cause the CLIENT's clearing broker and/or the custodian of the ASSETS to charge the CLIENT's account for the amount of the ADVISER's fee and to remit such fee to the ADVISER.

3.  Directions to the Adviser.

a. All directions by the CLIENT to the ADVISER (including directions relating to changes in the CLIENT's investment objectives) shall be in writing and shall be effective upon receipt by the ADVISER. The ADVISER shall be fully protected in relying upon any such instruction until it has been duly advised in writing of changes therein.

b. The ADVISER, acting in good faith, shall not be liable for any action, omission, information or recommendation in connection with this Agreement or investment of the ASSETS, except in the case of the ADVISER's actual misconduct or willful violation of any applicable statue, provided, however, that this limitation shall not act to relieve the ADVISER from any responsibility or liability the ADVISER may have under federal or state securities acts.

4.  Brokerage Transactions

a. The CLIENT recognizes and agrees that in order for the ADVISER to discharge its responsibilities, he may, upon authorization from the CLIENT, engage in securities brokerage transactions described in paragraph 1 c herein, all of which securities transactions must be effected through a registered broker-dealer.

b. CLIENT may direct ADVISER in writing to effect securities brokerage transactions through a specific registered broker-dealer.

c. Unless the CLIENT directs otherwise in writing, all such securities brokerage transactions shall be effected through American Portfolio Financial Services, Inc., a registered broker-dealer.

d. CLIENT acknowledges that ADVISER is a registered representative of American Portfolio Financial Services, Inc. and in such capacity ADVISER may effect securities transactions for CLIENT's account. Accordingly, ADVISER may receive brokerage commissions for transactions executed for CLIENT's account in accordance with existing federal and state securities laws.

5.  Proxies

a. The CLIENT retains the right to direct the manner in which proxies solicited by issuers of securities beneficially owned by the CLIENT shall be voted.

b. The ADVISER is authorized to instruct the custodian of the ASSETS to promptly forward to the ADVISER all communications received by such custodian in connection with the ASSETS, including proxy ballots duly executed by such custodian as the records owner of the ASSETS.

6.  Annual Reports

The ADVISER shall furnish the CLIENT with periodic investment reports showing the ASSETS and market values for each security included in the ASSETS.

7.  Termination

The ADVISER and the CLIENT shall each have the right to terminate this Agreement upon 30 days prior written notice. Termination by either CLIENT or ADVISER shall not have the effect of cancelling existing orders to deposit or invest cash or to purchase or sell securities or other property made prior to the receipt of the notice of termination. A pro-rated refund of the annual fee will be made at the conclusion of the 30 day period.

8.  Assignment

This Agreement may not be assigned by either the CLIENT or the ADVISER without the prior written consent of the other party. However, CLIENT agrees that ADVISER shall be permitted to assign this Agreement to a corporation of which ADVISER is a shareholder without CLIENT's consent.

9.  Non-Exclusive Management.

ADVISER, its officers, employees, and agents, may have or take the same or similar portions in specific investments for their own accounts, or for the account of other clients, as the ADVISER does for the ASSETS. CLIENT expressly acknowledges and understands that ADVISER shall be free to render investment advice to others and that ADVISER does not make its investment management services available exclusively to CLIENT.

10. Arbitration.

All controversies arising out of or relating in any manner to this account, to transactions effected with or by the ADVISER or relating to advice rendered by the ADVISER or its initiation or implementation of transactions based upon such advice, or any other matter arising under this Agreement or relating to any alleged breach thereof, including claims based upon or arising under federal and/or state securities laws or regulations, shall be determined by arbitration under the auspices and rules of either the National Association of Securities Dealers, or the American Arbitration Association ("AAA"), provided that either the NASD or AAA accepts jurisdiction over the matter in controversy. It is understood that such arbitration is final and binding upon the parties and that by executing this Agreement the CLIENT is waiving his right to seek remedies in court, including the right to a jury trial, and CLIENT has had a reasonable opportunity to review same, and discuss this arbitration provision with counsel of his choosing, prior to the execution of this Agreement: However, it is expressly understood and agreed by the CLIENT that in the specific event of the CLIENT's non-payment of any portion of "Adviser Compensation" pursuant to paragraph 2a herein, for whatever reason, ADVISER, in addition to the aforementioned arbitration remedy, shall be free to pursue all other legal remedies available to it under law, including the right to seek collection remedies in a court of law.

11.  Disclosure Statement.

The CLIENT hereby acknowledges prior receipt of a copy of the Disclosure Statement of the ADVISER as same is set forth on Part II of Form ADV (Uniform Application for Investment Adviser Registration). CLIENT further acknowledges that he has had a reasonable opportunity (i.e. at least 48 hours) to review said Disclosure Statement, and to discuss the contents of same with professionals of his choosing, prior the execution of this Agreement.

12.  Applicable Law.

To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the State of New Jersey.

13.  Referral Fees.

If CLIENT was introduced to ADVISER through a Solicitor, ADVISER may pay that Solicitor a referral fee in accordance with Rule 206(4)-3 of the Investment Advisers Act of 1940. The referral fee shall be paid solely from "Adviser Compensation" as defined in paragraph 2a of the Agreement, and shall not result in additional charge to the CLIENT.

14.  Beneficiaries of Agreement.

This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein.

15.  Communications in Writing.

All required communications from CLIENT to ADVISER or from ADVISER to CLIENT (where applicable) pursuant to paragraphs 3a, 4b and 7 herein, shall be in writing and forwarded by certified mail-return receipt requested or by express mail to the current address of the recipient.

                                  _________________________________

, Client

BY: _______________________
William V.R. Fogler
President
Van Rensselaer, Ltd.